EXHIBIT 99.1

ENDRA Life Sciences Provides a Business Update and Reports First Quarter 2025 Financial Results

ANN ARBOR, Mich. (May 15, 2025) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo-Acoustic Enhanced UltraSound (TAEUS®), today provided a business update and reported financial results for the three months ended March 31, 2025.

Business Update

Incorporating Liver Diagnostics into the Management of Metabolic Disease

ENDRA recently announced a strategic pivot to position the company to play an integral role in the treatment of metabolic disease. With a sharpened mission to transform the way steatotic liver disease (SLD) is diagnosed and managed, ENDRA is developing a revolutionary, low-cost, point-of-care diagnostic device—essentially a “blood pressure cuff” for the liver.

This strategic shift is aimed squarely at a massive and urgent healthcare challenge. Metabolic conditions, often undiagnosed until complications arise, are the root cause of a wide spectrum of chronic illnesses including SLD, which afflicts over 2 billion people worldwide and more than 100 million Americans. Often silent in its early stages, SLD is notoriously underdiagnosed due to the lack of practical tools for frontline clinicians. ENDRA is addressing this diagnostic gap with its proprietary TAEUS system, designed to make liver fat detection as routine and accessible as measuring blood pressure.

“Obesity, type 2 diabetes and other metabolic diseases are among the most pressing health challenges today, adding in excess of $800 billion annually to U.S. healthcare costs,” said Alexander Tokman, ENDRA’s CEO. “Our TAEUS technology has the potential to shift the paradigm—providing earlier detection, broader access and enabling more personalized management of disease through accurate and inexpensive assessment of liver fat, which is a key early biomarker for various metabolic conditions and risk factors.”

A Targeted, Multi-Market Strategy to Maximize Impact

Under its new go-to-market strategy, ENDRA has identified four key customer segments that are best positioned to deliver high-value care using TAEUS:

•	Pharmaceutical companies and clinical research organizations: For efficient patient screening and monitoring in GLP-1 and related metabolic drug trials.
•	Concierge medical practices: For comprehensive metabolic assessments and therapy monitoring in high-risk patients.
•	Bariatric, metabolic and endocrinology clinics: To manage patients with obesity and diabetes, identify metabolic disorders and track therapeutic responses.
•	Primary care and internal medicine providers: In this setting where most patients on GLP-1 therapies will be managed, scalable tools like TAEUS can have the greatest impact.

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A Smarter, Scalable TAEUS System

In parallel, ENDRA is redesigning the TAEUS Liver system to enhance usability, performance and affordability. The next-generation device is expected to incorporate:

•	AI-powered enhancements to boost diagnostic accuracy.
•	Full integration of thermoacoustic and ultrasound technologies to streamline clinical workflow and reduce scan time.
•	A compact, ergonomic design with lower manufacturing costs, optimized for scalability and broad clinical adoption—especially in primary care.

Revised Regulatory Strategy for De Novo Submission for TAEUS Liver Device

The company has made several significant changes to its regulatory strategy regarding the approach to its planned De Novo filing with the U.S. Food and Drug Administration (FDA). ENDRA intends to conduct a hypothesis-driven, statistically powered prospective clinical trial, as opposed to prior plans to use retrospective data based on a limited subject population. This pivotal trial is expected to be a multicenter study enrolling approximately 250 subjects.

Currently, ENDRA is conducting a multisite pilot study to assess the liver fat measurement capabilities of TAEUS Liver against the gold standard MRI-PDFF. To date, these sites have acquired TAEUS scan data from over 100 subjects, which are being assessed against the corresponding MRI-PDFF results. The additional data provide important feedback to optimize product design for accuracy and repeatability, as well as inform the pivotal clinical trial design to position TAEUS Liver for a successful De Novo submission.

Subscription-Based Access to Accelerate Adoption

To remove barriers to adoption and accelerate market penetration, ENDRA plans to offer TAEUS Liver through a monthly subscription model, thereby eliminating the need for upfront capital investments. This customer-friendly approach will be supported by a focused small direct sales team and bolstered by compelling clinical data from current and future clinical evaluation sites.

Beyond the Liver: Expanding the Power of Thermoacoustics

Looking further ahead, ENDRA plans to expand the utility of its patented TAEUS platform beyond liver fat measurement. Future applications include temperature monitoring during ablation therapies, as well as vascular and tissue perfusion imaging, thereby broadening the clinical impact of thermoacoustic technology across multiple specialties.

During the first quarter, ENDRA was issued two new patents in China, bringing the total number of patents in its intellectual property portfolio to 84. The first patent relates to the adjustment of device settings for optimizing the acquisition of thermoacoustic measurements, while the second patent is part of a family of Internet-of-Things (IoT) patents targeting remote service applications.

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First Quarter Financial Results

Driving Operational Efficiency with a Sharp Reduction in Cash Burn

ENDRA has significantly tightened its cost structure to preserve capital as it advances key strategic initiatives. The company's cash burn for the first quarter of 2025 was $1.2 million, representing a substantial improvement from $1.7 million for the first quarter of 2024.

Total operating expenses for the first quarter of 2025 were $1.5 million, a significant decrease compared with $2.8 million for the same period last year. This nearly 50% decrease reflects the impact of aggressive cost-cutting measures initiated in the second half of 2024, including streamlined staffing and a leaner operating model. Net loss for the first quarter of 2025 was $1.0 million compared with $2.8 million in the year-ago period.

As of March 31, 2025, ENDRA had $2.1 million in cash and cash equivalents. Subsequent to quarter-end, ENDRA raised $0.8 million under its 2024 At-The-Market (ATM) facility and, as of April 30, 2025, had $2.5 million in cash and cash equivalents.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo-Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease and metabolic dysfunction-associated steatohepatitis, chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. For more information, please visitwww.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and De Novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to maintain compliance with Nasdaq listing standards and remain listed on a securities exchange; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Investor relations

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

Alliance Advisors IR

(310) 691-7100

ybriggs@allianceadvisors.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
Assets	2025	2024
Current Assets	(Unaudited)
Cash	$2,064,874	$3,229,480
Prepaid expenses	115,332	204,185
Total Current Assets	2,180,206	3,433,665
Non-Current Assets
Fixed assets, net	72,775	69,281
Right of use assets	546,216	578,013
Prepaid expenses, long term	365,417	365,417
Other assets	5,984	5,986
Total Assets	$3,170,598	$4,452,362

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$439,688	$508,293
Lease liabilities, current portion	126,097	96,937
Total Current Liabilities	565,785	605,230

Long Term Debt
Lease liabilities	461,206	487,482
Warrant Liability	390,722	799,284
Total Long Term Debt	851,928	1,286,766

Total Liabilities	1,417,713	1,891,996

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 and 17.488 shares issued and outstanding, respectively	-	-
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 20,000,000 shares authorized; 562,213 and 536,908 shares issued and outstanding, respectively	55	53
Additional paid in capital	106,227,259	105,998,412
Stock payable	-	-
Accumulated deficit	(104,474,429)	(103,438,099)
Total Stockholders’ Equity	1,752,885	2,560,366
Total Liabilities and Stockholders’ Equity	$3,170,598	$4,452,362

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2025	2024
Operating Expenses
Research and development	$528,685	$1,041,526
Sales and marketing	68,991	238,660
General and administrative	871,606	1,500,355
Total operating expenses	1,469,282	2,780,541

Operating loss	(1,469,282)	(2,780,541)

Other Expenses
Other income (expense)	24,390	4,841
Changes in fair value of warrant liability	408,562	-
Total other expenses	432,952	4,841

Loss from operations before income taxes	(1,036,330)	(2,775,700)

Provision for income taxes	-	-

Net Loss	$(1,036,330)	$(2,775,700)

Net loss per share – basic and diluted	$(1.86)	$(449.58)

Weighted average common shares – basic and diluted	557,582	6,174

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